EXHIBIT 3.15
Arkansas Secretary of State — Document No.: 6175480006 — Date Filed: 09-28-2006 09:43 AM — Total Pages: 1
CERTIFIED COPY
Arkansas Secretary of State
Charlie Daniels
State Capitol Little Rock, Arkansas 72201-1094
501-682-4409 • www.sosweb.state.ar.us
Instructions: File with the Secretary of State, State Capitol, Little Rock, Arkansas 72201-1094. A copy will be returned after filing has been completed.
PLEASE TYPE OR CLEARLY PRINT IN INK
ARTICLES OF ORGANIZATION
The undersigned authorized manager or member or person forming this Limited Liability Company under the Small Business Entity Tax Pass Through Act, Act 1003 of 1993, adopts the following Articles of Organization of such Limited Liability Company:

First:	The Name of the Limited Liability Company is: Forrest City Clinic Company, LLC
Must contain the words “Limited Liability Company,” “Limited Company,” or the abbreviation “L.L.C.,” “L.C.,” “LLC,” or “LC.” The word “Limited” may be abbreviated as “Ltd.”, and the word “Company” may be abbreviated as “Co.” Companies which perform Professional Service MUST additionally contain the words “Professional Limited Liability Company,” “Professional Limited Company,” or the abbreviations “P.L.L.C.,” “P.L.C.,” “PLLC,” or “PLC” and may not contain the name of a person who is not a member except that of a deceased member. The word “Limited” may be abbreviated as “Ltd.” and the word “Company” may be abbreviated as “Co.”
Second:	Address of registered office of the Limited Liability Company which may be, but need not be, the place of business shall be:
c/o National Registered Agents, Inc. of AR

The Tower Building, 323 Center Street, Suite 1202

Little Rock, AR 72201
Third:	The name of the registered agent and the physical business address of said agent shall be: National Registered Agents, Inc, of AR

The Tower Building, 323 Center Street, Suite 1202

Little Rock, AR 72201
(a) Acknowledgment and acceptance of appointment MUST be signed. I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named Limited Liability Company.

/s/ Eileen Chaddock
Eileen Chaddock
Special Asst. Secretary
Fourth:	IF THE MANAGEMENT OF THIS COMPANY IS VESTED IN A MANAGER OR MANAGERS, A STATEMENT TO THAT EFFECT MUST BE INCLUDED IN THE SPACE PROVIDED OR BY ATTACHMENT:
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
PLEASE TYPE OR PRINT CLEARLY IN INK THE NAME OF THE PERSON (S) AUTHORIZED TO EXECUTE THIS DOCUMENT.
Robin J. Keck — Organizer
Signature of authorized manager, member, or person forming this Company: /s/ Robin Keck

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